Exhibit 99.1

                 Smith Micro Announces 2003 Year-End Results

             First Quarter 2004 Brightened With $1Million Backlog

    ALISO VIEJO, Calif., Feb. 5 /PRNewswire-FirstCall/ -- Smith Micro Software, Inc. (Nasdaq: SMSI), a developer and marketer of a wide range of software and service solutions for the wireless and Internet markets, today reported its year-end 2003 results.

    The company reported net revenues for the quarter ended December 31, 2003, of $1.6 million, compared to $1.8 million recorded in the fourth quarter of 2002. The company's net loss of $325,000 in the fourth quarter of 2003 resulted in a net loss of $.02 per basic and diluted share, compared to a net loss of $286,000 in the fourth quarter of 2002 or a net loss of $.02 per basic and diluted share after a non-recurring tax benefit.

    "The bright side is that we have a $1 million backlog situation for the first quarter 2004 and either have fulfilled the orders already or will do so before the end of the quarter," said William W. Smith, Jr., President and Chief Executive Officer. "A backlog like this is not necessarily indicative of trends in our business and this is particularly true in OEM business models, like ours, where order patterns tend to be sporadic and likely to come in all at once, which causes us to have to prioritize shipments," Mr. Smith continued.

    "As I indicated in last quarter's announcement, the wireless market is an emerging market but we still see indications that it will grow over time as we have seen with some of the wireless leaders showing growth in their various wireless businesses," Smith concludes.

    Investor Conference Call

    Smith Micro will hold an investor conference call to discuss the company's results at 4:30 p.m. Eastern time, Thursday, February 5, 2004. Investors may access the conference call over the Internet via the company's website www.smithmicro.com or at http://www.firstcallevents.com/service/ajwz398302680gf12.html .

    About Smith Micro Software

    Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication and utility software products. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on the Internet, Wireless and Broadband technologies, the company's products and services enable wireless communications, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, and network fax, along with traditional computer telephony. Smith Micro's complete line of products is available through direct sales, retail stores, value-added resellers (VARs) and original equipment manufacturers (OEMs). Smith Micro's common stock trades on The Nasdaq Stock Market(R) under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800 or visit the company's Web site at www.smithmicro.com .

    This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company's financial prospects and projections, the company's plans for returning to sustained profitability and the company's ability to increase its business in the Wireless and Broadband segments. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, unforeseen delays in the timing of orders from OEM customers, new and continuing adverse economic conditions, and the company's ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.

    Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

    Note:  Financial Schedules Attached



     Smith Micro Software, Inc.
     CONSOLIDATED STATEMENTS OF OPERATIONS
     (in thousands,  except per share amounts)

                                                        Three Months Ended
                                                            December 31
                                                            (unaudited)
                                                       2003           2002
     Net Revenues:
      Products                                        $1,353         $1,582
      Services                                           209            193
     Total Net Revenues                                1,562          1,775

     Cost of Revenues:
      Products                                           301            309
      Services                                            81            122
     Total Cost of Revenues                              382            431
     Gross Margin                                      1,180          1,344

     Operating Expenses:
      Selling & Marketing                                359            427
      Research & Development                             627            599
      General & Administrative                           512            603
     Total Operating Expenses                          1,498          1,629
     Operating Loss                                     (318)          (285)
     Interest Income                                      10             13
     Interest & Other Expenses                           (17)           (14)
     Loss Before Income Tax                             (325)          (286)
     Income Tax Expense (Benefit)                         --             --
     Net Loss                                           $325           $286

     Net Loss per share,
      basic and diluted                                $0.02          $0.02

     Weighted average shares
      outstanding, basic and diluted                  16,946         16,235



     Smith Micro Software, Inc.
     CONSOLIDATED STATEMENTS OF OPERATIONS
     (in thousands,  except per share amounts)

                                                       Twelve Months Ended
                                                           December 31
                                                           (unaudited)
                                                       2003           2002
     Net Revenues:
      Products                                        $6,291         $6,029
      Services                                           925          1,102
     Total Net Revenues                                7,216          7,131

     Cost of Revenues:
      Products                                         1,350          1,420
      Services                                           321            782
     Total Cost of Revenues                            1,671          2,202
     Gross Margin                                      5,545          4,929

     Operating Expenses:
      Selling & Marketing                              1,666          2,175
      Research & Development                           2,506          2,162
      General & Administrative                         2,258          2,316
     Total Operating Expenses                          6,430          6,653
     Operating Loss                                     (885)        (1,724)
     Interest Income                                      37             45
     Interest & Other Expenses                           (72)           (71)
     Loss Before Income Tax                             (920)        (1,750)
     Income Tax Expense (Benefit)                          3         (1,062)
     Net Loss                                           $923           $688

     Net Loss per share,
      basic and diluted                                $0.06          $0.04

     Weighted average shares
      outstanding, basic and diluted                  16,511         16,235



     Smith Micro Software, Inc.
     CONSOLIDATED BALANCE SHEETS
     (in thousands)

                                                  December 31,  December 31,
                                                      2003           2002
                                                  (unaudited)    (unaudited)
     ASSETS
     Current Assets:
     Cash & Cash Equivalents                        $3,722          $3,627
     Accounts Receivable, Net                          741             633
     Inventory, Net                                     22              45
     Prepaids & Other Assets                           204             263
      Total Current Assets                           4,689           4,568
     Equipment & Improvements, Net                      70             220
     Intangible Assets, Net                             40             224
     Goodwill                                        1,715           1,715
     Other Assets                                       73              39
     TOTAL ASSETS                                   $6,587          $6,766

     LIABILITIES & STOCKHOLDERS' EQUITY
     Current Liabilities:
     Accounts Payable                                 $538            $445
     Accrued Liabilities                               459             709
      Total Current Liabilities                        997           1,154

     Common Stock                                       17              16
     Additional Paid In Capital                     25,687          24,787
     Accumulated Deficit                           (20,114)        (19,191)
      Total Stockholders' Equity                     5,590           5,612
     TOTAL LIABILITIES & EQUITY                     $6,587          $6,766



SOURCE  Smith Micro Software, Inc.
    -0-                             02/05/2004
    /CONTACT: Bruce T. Quigley, Director of Business Development of Smith Micro Software, Inc., +1-949-362-5800, bquigley@smithmicro.com ; or media, Steve Simon of S&S PUBLIC RELATIONS, +1-847-955-0700, steve@sspr.com , for Smith Micro Software, Inc./
    /Web site: http://www.firstcallevents.com/service/ajwz398302680gf12.html / /Audio: http://www.smithmicro.com /
    (SMSI)

CO:  Smith Micro Software, Inc.
ST:  California
IN:  CPR STW TLS PEL MLM ITE OTC
SU:  ERN CCA